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Exhibit 21
Subsidiary Listing


                                       State of          Name under which
       Subsidiaries                  Organization         Subsidiary does
                                                           Business (1)
-----------------------------------------------------------------------------
Altius Health Administrators Inc.      Utah                    n/a
(TPA)

Altius Health Plans Inc. (TPA)         Utah                    n/a

Carelink Health Plans, Inc.            West Virginia           n/a
(HMO)

CHC Casualty Risk Retention Group,     Vermont                 n/a
Inc. (Reinsurance)

Coventry Financial Management          Delaware                n/a
Services, Inc.

Coventry Health and Life Insurance     Delaware                n/a
Company (Indemnity)

Coventry Health Care Investment        Delaware                n/a
Corporation

Coventry Healthcare Management         Delaware              (OH) CHC
Corporation                                                 Management
                                                           Corporation

Coventry Health Care of Delaware,      Delaware                n/a
Inc. (HMO)

Coventry Health Care of Georgia, Inc.  Georgia                 n/a
(HMO)

Coventry Health Care of Iowa, Inc.     Iowa                    n/a
(HMO)

Coventry Health Care of Kansas, Inc.   Kansas                  n/a
(HMO)

Coventry Health Care of Louisiana,     Louisiana               n/a
Inc.
(HMO)

Coventry Health Care of Nebraska, Inc. Nebraska                n/a
(HMO)

Coventry Health Care of Pennsylvania,  Pennsylvania            n/a
Inc. (HMO)

Coventry Management Services, Inc.     Pennsylvania            n/a
(CSO, IS and employees)

Coventry Prescription Management       Nevada                  n/a
Services, Inc.

Coventry Services Corporation          Delaware                n/a

Coventry Transplant Network, Inc.      Delaware                n/a

First Health Group Corp.               Delaware                n/a

Group Health Plan, Inc.                Missouri                n/a

HealthAmerica Pennsylvania, Inc.       Pennsylvania            n/a
(HMO)

HealthAssurance Financial Services,    Delaware                n/a
Inc.

HealthAssurance Pennsylvania, Inc.     Pennsylvania            n/a
(RANLI PPO) (formerly Health PASS,
Inc)

HealthCare USA of Missouri, LLC        Missouri                n/a
(Medicaid HMO)

OmniCare Health Plan, Inc.             Michigan                n/a
(Medicaid HMO)

PersonalCare Health Management, Inc.   Illinois                n/a

PersonalCare Insurance of Illinois,    Illinois                n/a
Inc.
(HMO)

Southern Health Services, Inc.         Virginia                n/a
(HMO)

SouthCare HMO, Inc.                    Georgia                 n/a

SouthCare PPO, Inc.                    Missouri                n/a

WellPath Preferred Services, Inc.      North Carolina           n/a
(TPA)

WellPath Select, Inc.                  North Carolina          n/a


(1) Unless otherwise noted, each Subsidiary only does business under its legal name as set forth under the heading "Subsidiaries."